CONSULTING AGREEMENT (METEOR WORLDWIDE)

This Consulting Agreement (this “Agreement”) is made effective as of May 7, 2012 (the “Effective Date”), by and between Ascend Acquisition Corp., a Delaware corporation (the “Company”) with offices at 360 Ritch Street, Floor 3, San Francisco, CA 94107, and Meteor Worldwide, LLC, a California limited liability company (the “Consultant”) with an office at 5700 Wilshire Blvd., Suite 560, Los Angeles, CA 90036.

1.          Commencing on the date of this Agreement, the Company hereby retains Consultant as its non-exclusive advisor with respect to locating the strategic relationships set forth below in Section 2. Either party may terminate this Agreement at any time on thirty (30) days’ prior written notice, but no termination shall affect the rights and obligations set forth in the sections of this Agreement which, by their terms, survive any termination.

2.          The fees to be paid to Consultant hereunder are as follows:

(i)  A commission equal to 10% of any fees paid by a brand to Company or Andover Games, LLC, the Company’s wholly owned subsidiary, to develop or modify an existing mobile game that has been introduced by Consultant. As an example, if a brand advances Company $1 million up front to develop a game, Consultant will be paid a $100,000 fee. As another example, if a brand pays Company $1 million in equal monthly installments over a one-year period, Consultant will also be paid a $100,000 fee, split into 12 equal monthly installments corresponding to the twelve monthly installments paid by the brand to Company.

(ii) Consultant will be entitled to 10% of “Net Revenue” (defined below) attributable to any released mobile game related to a brand Consultant introduces to Company, such Net Revenue to be paid by Company to Consultant on a monthly basis. This revenue sharing arrangement will begin after Company has recouped all of its direct expenses incurred in developing the game (such expenses, “Development Expenses”) plus an additional 25% of Company’s Development Expenses. As an example, if Company’s Development Expenses for Game X are $100,000, Consultant will be entitled to 10% of Net Revenue above $125,000. “Net Revenue” means gross revenue, from all sources, attributable to any released mobile game, net only of carrier/ecosystem revenue shares. For example, if gross revenue attributable to a game is $1 million, with a 30% carrier share, Net Revenue would equal $700,000.

3.            Consultant acknowledges that:

a.           As a result of its consultancy with the Company, Consultant has obtained and will obtain secret and confidential information concerning the Company and Andover Games (“Confidential Information”). Confidential Information includes all information whether of a technical, business or other nature (including, without limitation, trade secrets, know-how and information relating to the technology, customers, business plan, patents, promotional and marketing activities, finances and other business affairs) that is or may be disclosed or imparted to you. Confidential Information also includes all information concerning any other plans for, or existence and progress of, potential business combinations, acquisitions, financings, mergers, sales of assets, take-overs or tender offers involving the Company or its affiliates. Confidential Information may be in any written format, including an email transmission via electronic media and oral information.

b.           The Company will suffer substantial damage that will be difficult to compute if, during the period of the consultancy with the Company or thereafter, Consultant should divulge Confidential Information.

c.           Consultant agrees that it will not at any time, during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by it as a result of its consultancy with the Company, except (i) in the course of performing its duties hereunder, (ii) with the Company’s prior written consent, (iii) to the extent that any such information is in the public domain other than as a result of Consultant’s breach of any of its obligations hereunder or (iv) where required to be disclosed by court order, subpoena or other government process. If Consultant shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Consultant shall promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, notify, confirmed by mail, the Company and, at the Company’s expense, Consultant shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

d.           Consultant agrees to promptly return, following the termination of this Agreement or upon earlier request by the Company, all written materials in its possession and (i) supplied by the Company in conjunction with the consulting services under this Agreement, or (ii) generated by Consultant in the performance of consulting services under this Agreement.

e.           Consultant shall not engage in any transaction involving the Company’s securities while in the possession of any Confidential Information prior to the time such information shall be made known to the general public.

f.            The provisions of this Section 3 shall survive the termination of this consultancy with the Company for any reason for a period of three (3) years.

4.           All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered if delivered personally or by nationally recognized overnight courier (for example and not by way of limitation: Federal Express, United Parcel Service, Airborne Express), with acknowledgement of receipt required, addressed to the party to receive the same at its address set forth above, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 4.

5.          Consultant hereby acknowledges that it will be performing services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Further, Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

6.           This Agreement constitutes the entire agreement between the parties relating to the matters discussed herein and may be amended or modified only with the mutual written consent of the parties.

7.          This Agreement shall be governed by internal laws of the State of Delaware. Each party agrees to submit to personal jurisdiction and to waive any objection as to venue in the courts located in the State of Delaware. The prevailing party in any such action shall be entitled to recover its reasonable attorney’s fees and costs incurred in any such action or on appeal. If a provision of this Agreement is held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law, and when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

COMPANY:

ASCEND ACQUISITION CORP.,

a Delaware corporation

By:	/s/ Jonathan J. Ledecky
Name:	Jonathan J. Ledecky
Title:	Chairman of the Board and Interim Chief Financial Officer

CONSULTANT

METEOR WORLDWIDE, LLC,

a California limited liability company

By:	/s/ Dieter P. Abt
Name:	Dieter P. Abt
Title:	Chairman

CONSULTING AGREEMENT (DIETER ABT)

This Consulting Agreement (this “Agreement”) is made effective as of May 7, 2012 (the “Effective Date”), by and between Ascend Acquisition Corp., a Delaware corporation (the “Company”) with offices at 360 Ritch Street, Floor 3, San Francisco, CA 94107, and Dieter Abt, an individual (the “Consultant”) with an office at 5700 Wilshire Blvd., Suite 560, Los Angeles, CA 90036.

1.          Commencing on the date of this Agreement, the Company hereby retains Consultant as its non-exclusive advisor with respect to locating the strategic relationships set forth below in Section 2. Either party may terminate this Agreement at any time on thirty (30) days’ prior written notice, but no termination shall affect the rights and obligations set forth in the sections of this Agreement which, by their terms, survive any termination.

2.          The fees to be paid to Consultant hereunder are as follows:

(i)  A 50,000 share, 3-year option exercisable at $0.50 per share upon the release of a joint press release announcing that Andover Games, LLC, the Company’s wholly owned subsidiary (“Andover Games”), has signed an exclusive agreement to develop mobile games for the McDonald’s Channel. The press release will be mutually agreed upon by Andover Games, Consultant, and the McDonald’s Channel, it being understood that McDonald’s must approve the press release. A draft of the press release is attached as Exhibit A.

(ii) A 50,000 share, 3-year option exercisable at $0.75 per share upon the release of a press release announcing that Andover Games has signed an agreement to develop mobile games for the Porsche brand. The press release will be subject to the approval of Consultant and Porsche.

(iii) A 50,000 share, 3-year option exercisable at $1.00 per share upon execution of an agreement between Andover Games and a third brand for mobile game development. Andover Games will have the right to accept or reject the brand offered by Consultant in its sole discretion. The Company acknowledges that Red Bull would be an acceptable brand.

3.            Consultant acknowledges that:

a.           As a result of its consultancy with the Company, Consultant has obtained and will obtain secret and confidential information concerning the Company and Andover Games (“Confidential Information”). Confidential Information includes all information whether of a technical, business or other nature (including, without limitation, trade secrets, know-how and information relating to the technology, customers, business plan, patents, promotional and marketing activities, finances and other business affairs) that is or may be disclosed or imparted to Consultant. Confidential Information also includes all information concerning any other plans for, or existence and progress of, potential business combinations, acquisitions, financings, mergers, sales of assets, take-overs or tender offers involving the Company or its affiliates. Confidential Information may be in any written format, including an email transmission via electronic media and oral information.

b.           The Company will suffer substantial damage that will be difficult to compute if, during the period of the consultancy with the Company or thereafter, Consultant should divulge Confidential Information.

c.           Consultant agrees that it will not at any time, during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by it as a result of its consultancy with the Company, except (i) in the course of performing its duties hereunder, (ii) with the Company’s prior written consent, (iii) to the extent that any such information is in the public domain other than as a result of Consultant’s breach of any of its obligations hereunder or (iv) where required to be disclosed by court order, subpoena or other government process. If Consultant shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Consultant shall promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, notify, confirmed by mail, the Company and, at the Company’s expense, Consultant shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

d.           Consultant agrees to promptly return, following the termination of this Agreement or upon earlier request by the Company, all written materials in its possession and (i) supplied by the Company in conjunction with the consulting services under this Agreement, or (ii) generated by Consultant in the performance of consulting services under this Agreement.

e.           Consultant shall not engage in any transaction involving the Company’s securities while in the possession of any Confidential Information prior to the time such information shall be made known to the general public.

f.            The provisions of this Section 3 shall survive the termination of this consultancy with the Company for any reason for a period of three (3) years.

4.          All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered if delivered personally or by nationally recognized overnight courier (for example and not by way of limitation: Federal Express, United Parcel Service, Airborne Express), with acknowledgement of receipt required, addressed to the party to receive the same at its address set forth above, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 4.

5.          Consultant hereby acknowledges that it will be performing services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Further, Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

6.          This Agreement constitutes the entire agreement between the parties relating to the matters discussed herein and may be amended or modified only with the mutual written consent of the parties.

7.          This Agreement shall be governed by internal laws of the State of Delaware. Each party agrees to submit to personal jurisdiction and to waive any objection as to venue in the courts located in the State of Delaware. The prevailing party in any such action shall be entitled to recover its reasonable attorney’s fees and costs incurred in any such action or on appeal. If a provision of this Agreement is held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law, and when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

COMPANY:

ASCEND ACQUISITION CORP.,

a Delaware corporation

By:	/s/ Jonathan J. Ledecky
Name:	Jonathan J. Ledecky
Title:	Chairman of the Board and Interim Chief Financial Officer

CONSULTANT

/s/ Dieter Abt
Dieter Abt